FIRST AMENDMENT OF MASTER VEHICLE LEASE
                              TERMINATION AGREEMENT


         THIS FIRST AMENDMENT (the "Amendment") is entered into effective October 1, 2004 between CHRISTENSON LEASING COMPANY, LLC ("Lessor"), and CHRISTENSON VELAGIO, INC. ("Lessee").

                                    RECITALS:

         A. Lessor and Lessee entered into a Master Vehicle Lease Termination Agreement dated September 10, 2004 (the "Termination Agreement") whereby Lessor and Lessee agreed to an early termination of a Master Vehicle Lease Agreement then in effect. The Termination Agreement provides for Lessee's parent, Microfield Group, Inc., to issue and deliver to Lessor or its assigns warrants to purchase 1,000,000 common shares of Microfield.

         B. Lessor and Lessee desire to clarify the Termination Agreement provision relating to such warrants in certain respects as set forth below.

         C. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Termination Agreement.

                                   AGREEMENT:

         1. TERM OF WARRANT. Section 2(b) of the Termination Agreement is amended to provide that the warrant(s) that Lessor (or its assigns) is entitled to receive from Microfield may be exercised, in whole or in part, at any time during the five (5) year period commencing on the effective date of the Termination Agreement.

         2. INCONSISTENT TERMS. Any provisions of the Termination Agreement which are inconsistent with the above are deemed terminated and of no further force or effect.

         3. FURTHER EFFECT. Except as set forth herein, the Termination Agreement will remain in full force and effect.

         4. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be considered original signatures for purposes of this Amendment.
















1 - FIRST AMENDMENT OF MASTER VEHICLE LEASE TERMINATION AGREEMENT
PDX/112816/141153/DLH/1384787.1

         IN WITNESS WHEREOF, the parties have executed this Amendment, or caused their duly authorized representatives to execute this Amendment, as of the date first above written.

LESSOR:                                          LESSEE:

CHRISTENSON LEASING COMPANY, LLC                 CHRISTENSON VELAGIO, INC.
By: JMW Capital Partners, Inc., its Manager



By: /s/ THOMAS A SIDLEY                          By: /s/ GARY KAPRAL
   --------------------------------------           ----------------------------
   Thomas A. Sidley, Vice President                 Gary Kapral, CFO














































2 - FIRST AMENDMENT OF MASTER VEHICLE LEASE TERMINATION AGREEMENT
PDX/112816/141153/DLH/1384787.1